Exhibit 99.1

City Office REIT Reports Second Quarter 2019 Results

VANCOUVER—August 1, 2019—City Office REIT, Inc. (NYSE: CIO) (the “Company” or “City Office”) today announced its results for the quarter ended June 30, 2019.

Second Quarter Highlights

•	GAAP net loss attributable to common stockholders was approximately $0.7 million, or ($0.02) per fully diluted share;

•	Core FFO was approximately $13.7 million, or $0.34 per fully diluted share;

•	AFFO was approximately $10.3 million, or $0.26 per fully diluted share;

•	Same Store Cash NOI increased 5.9% as compared to the second quarter 2018;

•	In-place occupancy closed the quarter at 93.4%; the Company executed approximately 139,000 square feet of new and renewal leases during the quarter;

•	Acquired a 128,000 square foot property in Portland, Oregon for $32.5 million (“Cascade Station”);

•	Closed the disposition of the Sorrento Mesa – 10455 building in San Diego, CA for $16.5 million;

•	Declared a second quarter dividend of $0.235 per share of common stock, paid on July 25, 2019; and

•	Declared a second quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on July 25, 2019.

“Our focus on selectively recycling capital, leasing blocks of vacant space and finding creative ways to unlock value continues to yield results,” commented James Farrar, the Company’s Chief Executive Officer. “Our acquisition and divestiture program has resulted in a portfolio that benefits from diversified exposure to some of the strongest submarkets in high-growth 18-hour cities across the country.”

“The strong competitive positioning of our portfolio has led to higher portfolio occupancy and accelerating same store NOI growth. These trends and income from a transaction assignment fee contributed to full coverage of our dividend on an AFFO basis this quarter. Further, we have increased our occupancy, Same Store Cash NOI growth and Core FFO guidance expectations for the remainder of 2019.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI, Same Store NOI, Same Store Cash NOI and Adjusted Cash NOI, to the most directly comparable financial measure under U.S. generally accepted accounting principles (“GAAP”) can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of June 30, 2019 contained 5.7 million net rentable square feet and was 93.4% occupied.

City Office’s NOI was approximately $26.6 million, or approximately $25.3 million on an adjusted cash basis, during the second quarter of 2019.

Same Store Cash NOI increased 5.9% for the three months ended June 30, 2019 as compared to the same period in the prior year. Same Store Cash NOI increased 3.8% for the six months ended June 30, 2019 as compared to the same period in the prior year.

GAAP net income for the quarter benefited from $1.5 million of transaction assignment fee income net of direct and accrued expenses. The transaction assignment fee originated through our administrative services relationship in which City Office provides administrative and management services to an affiliate in exchange for management fee income. Subsequent to quarter end, the Company entered into a new administrative services agreement, which is anticipated to benefit the Company with incremental management fee income in 2020 and beyond.

Investment and Disposition Activity

During the quarter, the Company completed the previously announced acquisition of Cascade Station, a two-building office complex comprised of approximately 128,000 square feet located in Portland, Oregon. The purchase price was $32.5 million, exclusive of closing costs, and the acquisition is anticipated to generate an initial full-year net operating income yield of approximately 8.1%. The Class A property features a highly-accessible and transit-oriented location in the Airport Way submarket and is strategically located directly adjacent to light rail. Cascade Station is situated within a master-planned mixed-use development that contains two hotels and over 800,000 square feet of retail and restaurant amenities. The two buildings have high-end finishes, large flexible floorplates and an above average parking ratio. Cascade station was 100% leased at close to a strong tenant base with a weighted average lease term remaining of 5.2 years.

During the quarter, the Company completed the previously announced disposition of its Sorrento Mesa – 10455 property in San Diego, California for a sales price of $16.5 million. The property was 45.8% leased at the end of the first quarter of 2019 and the disposition generated a gain on sale of approximately $0.5 million. The Company used the proceeds from the sale to repay amounts outstanding under its unsecured credit facility and intends to accretively recycle the disposition proceeds into the Company’s acquisition pipeline.

Leasing Activity

The Company’s total leasing activity during the second quarter of 2019 was approximately 139,000 square feet, which included 57,000 square feet of new leasing and 82,000 square feet of renewals. Approximately 120,000 square feet of leases signed within the quarter will commence subsequent to quarter end.

New Leasing – New leases were signed with a weighted average lease term of 5.3 years at a weighted average annual rent of $29.34 per square foot and at a weighted average cost of $7.57 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 2.2 years at a weighted average annual rent of $27.51 per square foot and at a weighted average cost of $2.51 per square foot per year.

Capital Structure

As of June 30, 2019, the Company had total principal outstanding debt of approximately $715.0 million. 79.0% of the Company’s outstanding debt was fixed rate, with a weighted average maturity of 5.4 years and a weighted average interest rate of 4.2%.

During the second quarter, as part of the Cascade Station property acquisition, the Company assumed a $22.5 million loan maturing in 2024 with a fixed interest rate of 4.55%.

Dividends

On June 14, 2019, the Company’s board of directors approved and the Company declared a cash dividend of $0.235 per share of the Company’s common stock for the three months ended June 30, 2019. The dividend was paid on July 25, 2019 to common stockholders and unitholders of record as of July 11, 2019.

On June 14, 2019, the Company’s board of directors approved and the Company declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock. The dividend was paid on July 25, 2019 to preferred stockholders of record as of July 11, 2019.

Revised 2019 Outlook

The Company is updating its full year 2019 guidance based on year-to-date performance, timing of completed acquisitions and dispositions and its expectations for the remainder of the year.

Full Year 2019 Guidance	Previous		Updated
	Low	High	Low	High
Net Property Acquisitions	$78M	$90M	$78M	$90M
Net Operating Income	$95.0M	$96.5M	$98.8M	$99.8M
General & Administrative Expenses	$9.2M	$10.2M	$10.3M	$11.3M
Interest Expense	$32.5M	$33.5M	$31.5M	$32.5M
2019 Core FFO per diluted share	$1.15	$1.20	$1.23	$1.26
Net Recurring Straight-Line Rent Adjustment	$2.5M	$3.5M	$2.5M	$3.5M
Same Store Cash NOI Change	2.0%	4.0%	4.0%	5.0%
December 31, 2019 Occupancy	91.0%	94.0%	92.0%	93.5%

This revised outlook reflects management’s view of current and future market conditions, including assumptions on future acquisitions and dispositions, rental rates, occupancy levels, operating and general administrative expenses, weighted average diluted shares outstanding and interest rates.

Material Considerations:

1.

The updated guidance for Net Operating Income reflects the impact of $2.6 million in income received in the second quarter of 2019 for the assignment of a purchase contract, and expectations for General and Administrative Expenses have been similarly impacted by $1.1 million of one-time direct and accrued expenses related to the same transaction.

2.

The General and Administrative Expenses guidance includes approximately $1.8 million for stock-based compensation. Our Core FFO definition excludes stock-based compensation. Excluding stock-based compensation, General and Administrative Expenses guidance would have been $8.5 – $9.5 million.

3.	Annual weighted average fully diluted shares of common stock outstanding are assumed to be approximately 40.1 million for the purpose of the full year 2019 guidance.

4.	No future capital offerings or share repurchases have been assumed.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on August 1, 2019.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cityofficereit.com. The conference call can be accessed by dialing 1-866-262-0919 for domestic callers and 1-412-902-4106 for international callers.

A replay of the call will be available later in the day on August 1, 2019, continuing through 11:59 pm Eastern Time on November 1, 2019 and can be accessed by dialing 1-877-344-7529 for domestic callers and 1-412-317-0088 for international callers. The passcode for the replay is 10133228. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial information package to accompany the discussion of the results will be posted on www.cityofficereit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items.    We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rent / expense, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude first generation leasing costs within the first two years of our initial public offering or acquisition, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the Company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”), Adjusted Cash NOI – We define NOI as rental and other revenues less property operating expenses. We define Adjusted Cash NOI as NOI less the effect of recurring straight-line rent / expense, deferred market rent, and any amounts which are funded by the selling entities.

We consider NOI and Adjusted Cash NOI to be appropriate supplemental performance measures to net income because we believe they provide information useful in understanding the core operations and operating performance of our portfolio.

Same Store Net Operating Income (“Same Store NOI”) and Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store NOI and Same Store Cash NOI is calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store NOI and Same Store Cash NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or significant renovations.

We believe Same Store NOI and Same Store Cash NOI is an important measure of comparison because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store NOI and Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, estimated replacement costs of our properties, the Company’s expectations regarding tenant occupancy, re-leasing periods, projected capital improvements, expected sources of financing, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties and anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. All forward-looking statements included in this press release are based upon information available to the Company on the date hereof and the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results. The forward-looking statements involve a number of significant risks and uncertainties. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. The factors set forth in the Risk Factors section and otherwise described in the Company’s filings with SEC could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this press release. The Company does not guarantee that the assumptions underlying such forward-looking statements are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of June 30, 2019 or relate to the quarter ended June 30, 2019.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

City Office REIT, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	June 30,	December 31,
	2019	2018
Assets
Real estate properties
Land	$224,837	$223,789
Building and improvement	762,537	704,113
Tenant improvement	86,374	77,426
Furniture, fixtures and equipment	285	319

	1,074,033	1,005,647
Accumulated depreciation	(86,475)	(70,484)

	987,558	935,163

Cash and cash equivalents	11,581	16,138
Restricted cash	19,295	17,007
Rents receivable, net	31,008	26,095
Deferred leasing costs, net	11,039	10,402
Acquired lease intangible assets, net	71,972	75,501
Other assets	17,141	2,755
Assets held for sale	—	17,370

Total Assets	$1,149,594	$1,100,431

Liabilities and Equity
Liabilities:
Debt	$709,670	$645,354
Accounts payable and accrued liabilities	22,960	25,892
Deferred rent	5,625	5,331
Tenant rent deposits	5,780	4,564
Acquired lease intangible liabilities, net	9,249	8,887
Other liabilities	19,512	11,148
Liabilities related to assets held for sale	—	878

Total Liabilities	772,796	702,054

Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 issued and outstanding	112,000	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 39,647,063 and 39,544,073 shares issued and outstanding	396	395
Additional paid-in capital	377,937	377,126
Accumulated deficit	(114,565)	(92,108)

Total Stockholders’ Equity	375,768	397,413
Non-controlling interests in properties	1,030	964

Total Equity	376,798	398,377

Total Liabilities and Equity	$1,149,594	$1,100,431

City Office REIT, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Rental and other revenues	$41,171	$30,236	$78,291	$61,770
Operating expenses:
Property operating expenses	14,526	11,748	28,370	23,374
General and administrative	3,362	1,966	5,660	3,943
Depreciation and amortization	14,604	11,771	29,022	23,665

Total operating expenses	32,492	25,485	63,052	50,982

Operating income	8,679	4,751	15,239	10,788
Interest expense:
Contractual interest expense	(7,502)	(5,081)	(14,645)	(10,269)
Amortization of deferred financing costs and debt fair value	(334)	(354)	(671)	(986)

	(7,836)	(5,435)	(15,316)	(11,255)
Net gain on sale of real estate property	478	—	478	46,980

Net income/(loss)	1,321	(684)	401	46,513
Less:
Net income attributable to non-controlling interests in properties	(165)	(114)	(334)	(249)

Net income/(loss) attributable to the Company	1,156	(798)	67	46,264
Preferred stock distributions	(1,855)	(1,855)	(3,710)	(3,710)

Net (loss)/income attributable to common stockholders	$(699)	$(2,653)	$(3,643)	$42,554

Net (loss)/income per common share:
Basic	$(0.02)	$(0.07)	$(0.09)	$1.18

Diluted	$(0.02)	$(0.07)	$(0.09)	$1.17

Weighted average common shares outstanding:
Basic	39,640	36,132	39,603	36,103

Diluted	39,640	36,132	39,603	36,452

Dividend distributions declared per common share	$0.235	$0.235	$0.470	$0.470

City Office REIT, Inc.

Reconciliation of Net Income to Net Operating Income and Adjusted Cash NOI

(Unaudited)

(In thousands)

Three Months Ended
June 30, 2019
Net income	$1,321
Adjustments to net income:
General and administrative	3,362
Contractual interest expense	7,502
Amortization of deferred financing costs and debt fair value	334
Depreciation and amortization	14,604
Net gain on sale of real estate property	(478)

Net Operating Income (“NOI”)	$26,645
Net recurring straight line rent/expense adjustment	(850)
Net amortization of above and below market leases	(66)

Portfolio Adjusted Cash NOI	$25,729
NCI in properties - share in cash NOI	(391)

Adjusted Cash NOI (CIO share)	$25,338

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except per share data)

Three Months Ended
June 30, 2019
Net loss attributable to common stockholders	$(699)
(+) Depreciation and amortization	14,604
(-) Net gain on sale of real estate property	(478)

13,427
Non-controlling interests in properties:
(+) Share of net income	165
(-) Share of FFO	(312)

FFO attributable to common stockholders	$13,280

(+) Stock based compensation	435

Core FFO attributable to common stockholders	$13,715

(+) Net recurring straight line rent/expense adjustment	(850)
(+) Net amortization of above and below market leases	(66)
(+) Net amortization of deferred financing costs and debt fair value	331
(-) Net recurring tenant improvement and incentives	(1,694)
(-) Net recurring leasing commissions	(592)
(-) Net recurring capital expenditures	(496)

AFFO attributable to common stockholders	$10,348

Core FFO per common share	$0.34

AFFO per common share	$0.26

Dividends per common share	$0.235
Core FFO Payout Ratio	69%
AFFO Payout Ratio	91%
Weighted average common shares outstanding - diluted	40,054

City Office REIT, Inc.

Reconciliation of Rental and Other Revenues to Same Store NOI and Same Store Cash NOI

(Unaudited)

(In thousands)

	Three Months Ended
	June 30,
	2019	2018
Rental and other revenues	$41,171	$30,236
Property operating expenses	14,526	11,748

Net operating income (“NOI”)	$26,645	$18,488
Less: NOI of properties not included in same store	(6,321)	(1,639)

Same store NOI	$20,324	$16,849
Less:
Non-recurring other income	(2,625)	—
Termination fee income	(35)	(40)
Straight line rent/expense adjustment	(506)	(623)
Above and below market leases	(32)	(8)
NCI in properties - cash NOI	(391)	(375)

Same store cash NOI	$16,735	$15,803

City Office REIT, Inc.

Reconciliation of Net Income to Core FFO Guidance

(Unaudited)

(In thousands, except per share data)

	Full year 2019 Outlook
	Low	High
Net loss attributable to common stockholders	$(13,822)	$(12,822)
(+) Depreciation and amortization	62,400	62,600
(-) Net gain on sale of real estate property	(478)	(478)
(-) Non-controlling interests in properties	(600)	(600)
(+) Stock based compensation	1,800	1,800

Core FFO attributable to common stockholders	$49,300	$50,500

Core FFO per common share	$1.23	$1.26

Weighted average shares of common stock	40,100	40,100

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com